UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2006
R.H. DONNELLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-07155 (Commission File Number)	13-2740040 (IRS Employer Identification No.)

1001 Winstead Drive, Cary NC (Address of principal executive offices)	Registrant’s telephone number, including area code: (919) 297-1600	27513 (Zip Code)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
          On November 9, 2006, R.H. Donnelley Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with certain affiliates of the Carlyle Group and Welsh, Carson, Anderson & Stowe and certain other selling stockholders named therein (collectively, the “Selling Stockholders”) and Lehman Brothers Inc. as an underwriter, in connection with the offer and sale of 18,848,719 shares of the Company’s common stock, par value $1.00 per share, at a public offering price of $60.00 per share by the Selling Stockholders.
          In connection with the offering of the Company’s common stock, the Company is filing the Underwriting Agreement as part of this Form 8-K that is to be incorporated by reference in its entirety into the Company’s Registration Statement (File No. 333-138538).
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated November 9, 2006, by and among R.H. Donnelley Corporation, the Selling Stockholders named therein and Lehman Brothers Inc.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. DONNELLEY CORPORATION
By: /s/ Robert J. Bush
Name:	Robert J. Bush
Title:	Senior Vice President, General Counsel & Corporate Secretary

Date: November 13, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated November 9, 2006, by and among R.H. Donnelley Corporation, the Selling Stockholders named therein and Lehman Brothers Inc.